CH ENERGY GROUP, INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                    EXHIBIT 12

                                                                              2000
                                                          -------------------------------------------
                                                           3 Months       9 Months        12 Months
                                                             Ended          Ended           Ended
                                                           Sept. 30       Sept. 30         Sept 30
                                                          ------------   ------------    ------------
    Earnings:
A.      Net Income                                            $14,496        $40,437         $49,023
B.      Federal Income Tax                                      8,753         22,429          26,464
                                                          ------------   ------------    ------------
C.      Earnings before Income Taxes                          $23,249        $62,866         $75,487
                                                          ============   ============    ============
D.      Fixed Charges
             Interest on Mortgage Bonds                         2,570          8,772          11,977
             Interest on Other Long-Term  Debt                  3,591          9,268          12,051
             Other Interest                                     2,037          5,834           7,562
             Interest Portion of Rents                            246            725             971
             Amortization of Premium & Expense on Debt            297            864           1,143
             Preferred Stock Dividends of Central Hudson        1,275          3,712           4,905
                                                          ------------   ------------    ------------
                            Total Fixed Charges               $10,016        $29,175         $38,609
                                                          ============   ============    ============

E.      Total Earnings                                        $33,265        $92,041        $114,096
                                                          ============   ============    ============

    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
                 Under IRC Sec 247                               $807         $2,422          $3,230
G.      Less Allowable Dividend Deduction                         -32            -96            -127
                                                          ------------   ------------    ------------
H.      Net Subject to Gross-up                                   775          2,326           3,103
I.      Ratio of Earnings before Income
             Taxes to Net Income     (C/A)                      1.604          1.555           1.540
                                                          ------------   ------------    ------------
J.      Pref. Dividend  (Pre-tax)    (H x L)                    1,243          3,616           4,778
K.      Plus Allowable Dividend Deduction                          32             96             127
                                                          ------------   ------------    ------------
L.      Preferred Dividend Factor                               1,275          3,712           4,905
                                                          ============   ============    ============
M.      Ratio of Earnings to Fixed Charges    (E/D)              3.32           3.15            2.96
                                                          ============   ============    ============


                                                                                 Year Ended December 31,
                                                             ----------------------------------------------------------

                                                                                 (1)             (1)            (1)
                                                                  1999          1998            1997           1996
                                                             ------------   ------------    ------------   ------------
    Earnings:
A.      Net Income                                               $48,573        $49,314         $51,856        $52,852
B.      Federal Income Tax                                        28,925         28,627          26,237         31,068
                                                             ------------   ------------    ------------   ------------
C.      Earnings before Income Taxes                             $77,498        $77,941         $78,093        $83,920
                                                             ============   ============    ============   ============
D.      Fixed Charges
             Interest on Mortgage Bonds                           13,057         14,225          14,237         15,112
             Interest on Other Long-Term  Debt                    11,094          8,890           8,860          8,505
             Other Interest                                        4,860          3,639           2,647          2,626
             Interest Portion of Rents                               993          1,004           1,020          1,094
             Amortization of Premium & Expense on Debt               993            924             906            940
             Preferred Stock Dividends of Central Hudson           5,078          5,031           4,800          5,054
                                                             ------------   ------------    ------------   ------------
                            Total Fixed Charges                  $36,075        $33,713         $32,470        $33,331
                                                             ============   ============    ============   ============

E.      Total Earnings                                          $113,573       $111,654        $110,563       $117,251
                                                             ============   ============    ============   ============

    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
                 Under IRC Sec 247                                $3,230         $3,230          $3,230         $3,230
G.      Less Allowable Dividend Deduction                           -127           -127            -127           -127
                                                             ------------   ------------    ------------   ------------
H.      Net Subject to Gross-up                                    3,103          3,103           3,103          3,103
I.      Ratio of Earnings before Income
             Taxes to Net Income     (C/A)                         1.595          1.581           1.506          1.588
                                                             ------------   ------------    ------------   ------------
J.      Pref. Dividend  (Pre-tax)    (H x L)                       4,951          4,904           4,673          4,927
K.      Plus Allowable Dividend Deduction                            127            127             127            127
                                                             ------------   ------------    ------------   ------------
L.      Preferred Dividend Factor                                  5,078          5,031           4,800          5,054
                                                             ============   ============    ============   ============
M.      Ratio of Earnings to Fixed Charges    (E/D)                 3.15           3.31            3.41           3.52
                                                             ============   ============    ============   ============

     (1) CH Energy Group, Inc. was formed on Dec. 15, 1999. Prior Periods have been restated to reflect preferred stock dividends as a component of fixed charges.